Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Julie Koenig Loignon
(502) 636-4502 (office)
(502) 262-5461 (mobile)
Julie.Koenig@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2011 FIRST-QUARTER RESULTS

•	Gaming and Online Business Acquisitions Fuel Quarter-Over-Quarter Growth in Net Revenues and EBITDA from Continuing Operations, Narrowing Q1 Loss by 63 Percent
•	Company Uses Free Cash Flow to Reduce Long-Term Debt by $42.2 Million

LOUISVILLE, Ky. (Monday, May 9, 2011) – Churchill Downs Incorporated (“CDI” or “the Company”) (NASDAQ: CHDN) today reported business results for the first quarter ended March 31, 2011.

Net revenues from continuing operations during the quarter increased 54 percent to $131.6 million from $85.2 million during the same period of the prior year. The growth in net revenues from continuing operations was fueled primarily by the Company’s acquisitions in its Gaming and Online business segments, which now include results from two 2010 acquisitions, Youbet.com and Harlow’s Casino Resort & Hotel (“Harlow’s”). Additionally, the first quarter of 2011 included a full three months of results from the Calder Casino, which opened for business in late January of 2010.

Quarter-over-quarter EBITDA (earnings before interest, taxes, depreciation and amortization) grew to $11.2 million, compared to an EBITDA loss of $5.0 million during the first quarter of 2010. EBITDA was positively impacted by the acquisitions of Youbet.com and Harlow’s and a full quarter of Calder Casino operations as compared to only two months of operations at the Calder Casino during the prior year.

CDI’s net loss from continuing operations during the quarter decreased 63 percent to a net loss of $3.2 million, or $0.19 per diluted common share, as opposed to a net loss of $8.1 million, or $0.60 per diluted common share during the same period in 2010. The Company historically posts a net loss during the first quarter of the year when only one of its four racetracks conducts live racing throughout the quarter.

CDI Chairman-Elect and Chief Executive Officer Robert Evans said the Company’s recent acquisitions are delivering expected results. “Our Gaming segment had a solid first quarter, with Harlow’s, the Calder Casino and Fair Grounds’ slots and video poker operations producing higher net revenues over the same period in 2010,” Evans said. “Our Online business results

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Churchill Downs Incorporated Reports 2011 First-Quarter Results

Monday, May 9, 2011

reflect the combination of our TwinSpires.com and Youbet.com betting platforms, which were fully integrated under the TwinSpires.com brand in November 2010.

“CDI’s net cash from operating activities during the first quarter improved to $60.5 million from $21.3 million reported during the same period last year. The improvement was due primarily to EBITDA growth, tax refunds and lower estimated tax payments for the current year related to our 2010 acquisitions, and the growth and timing of certain Kentucky Derby-related collections. We are using cash flow from operations to pay down our long-term debt, which decreased by $42.2 million since the end of 2010.”

Evans continued, “We are extremely pleased with the results of this year’s Kentucky Derby weekend, during which we set a new record for on-track Derby Day attendance – 164,858 – breaking the long-standing record of 163,628 that was set in 1974 for the centennial Derby celebration. We also saw increases over 2010 levels in on-track and all-sources wagering on both Derby and Oaks days and grew revenues from sponsorships and admissions year over year. Based on our preliminary estimates, these increases will help contribute to an additional $5 million to $6 million of Derby-related EBITDA in 2011. We believe these results demonstrate there is still demand for competitive, high-quality racing entertainment, and that is the very essence of Kentucky Derby weekend.

“We opened Kentucky Derby week in style with Churchill Downs Racetrack’s first-ever Opening Night event, which drew a more diverse crowd of 38,142 – more than double the typical turnout for an opening day race card at Churchill Downs. We continued to see a strong turnout at the Kentucky Oaks, with 110,122 fans coming to Churchill Downs for our third annual Pink Out to support breast cancer awareness and at Taste of Derby, our Derby weekend kick-off party and fundraiser for hunger-related charities. Taste of Derby attracted 1,245 guests and offered gourmet cuisine from 16 award-winning chefs representing racing destinations around the country.

“Kentucky Derby weekend also enjoyed expanded national television coverage on NBC Universal cable channel VERSUS, which carried an hour-long Oaks program on May 6 as well as five hours of Derby Day undercard coverage on May 7. NBC brought the Derby home to millions of viewers from 4-7 p.m. EDT, and VERSUS provided summary and analysis of the Derby race, won by Team Valor’s Animal Kingdom, during a new 30-minute recap show from 7-7:30 p.m. We look forward to discussing the economics of Derby week in greater detail when we announce second-quarter results.”

Evans concluded by providing an update on the temporary closure of the Harlow’s Casino property due to the threat of flooding along the Mississippi River basin. “On May 3, the Board of Mississippi Levee Commissioners declared a state of emergency for Washington County, Miss., where our Harlow’s casino property is located. The Commissioners directed our management team at Harlow’s to temporarily close the property until further notice, and Harlow’s temporarily ceased operations the evening of May 6. At this time, we do not know when state officials will allow Harlow’s to reopen or what the ultimate impact this temporary closure – or potential flooding – could have on the Harlow’s operation or our business results. We are closely monitoring the situation.”

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Churchill Downs Incorporated Reports 2011 First-Quarter Results

Monday, May 9, 2011

A conference call regarding this news release is scheduled for Tuesday, May 10, 2011, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at
http://ir.churchilldownsincorporated.com/events.cfm or by dialing (877) 372-0878 and entering the conference ID number 52962800 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay of the call will be available at http://ir.churchilldownsincorporated.com/events.cfm by noon EDT. A copy of the Churchill Downs Incorporated’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), CDI has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). CDI uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. CDI believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP. A reconciliation of EBITDA to net earnings is included in the Supplemental Information by Operating Unit table within this news release.

Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates four world-renowned Thoroughbred racing facilities: Arlington Park in Illinois, Calder Casino & Race Course in Florida, Churchill Downs Racetrack in Kentucky and Fair Grounds Race Course & Slots in Louisiana. CDI operates Harlow’s Casino Resort & Hotel in Greenville, Miss., as well as slot and gaming operations in Florida and Louisiana. CDI tracks are host to North America’s most prestigious races, including the Arlington Million, the Kentucky Derby and the Kentucky Oaks, the Louisiana Derby and the Princess Rooney. Churchill Downs Racetrack will host the Breeders’ Cup World Championships for a record eighth time Nov. 4-5, 2011. CDI also owns off-track betting facilities; TwinSpires.com and other advance-deposit wagering providers; United Tote; television production, telecommunications and racing service companies such as Bloodstock Research Information Services; and a 50-percent interest in the national cable and satellite network, HorseRacing TV. Information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

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Churchill Downs Incorporated Reports 2011 First-Quarter Results

Monday, May 9, 2011

Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at Indiana and other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full fields horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; our ability to integrate Youbet, Harlow’s and any other businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

Investors and other interested parties should read this discussion in conjunction with the Condensed Consolidated Financial Statements included in this Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for further information, including Part I – Item 1A, “Risk Factors” for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate, as modified by Part II – Item 1A, “Risk Factors” of this Quarterly Report on Form 10-Q.

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CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF

NET LOSS

For the three months ended March 31, 2011, and 2010

(in thousands, except per common share data)

	Three Months Ended March 31,
	2011	2010	% Change
Net revenues	$131,554	$85,164	54
Operating expenses	118,403	87,910	35
Selling, general and administrative expenses	16,004	13,039	23

Operating loss	(2,853)	(15,785)	82

Other income (expense):
Interest income	68	111	(39)
Interest expense	(2,460)	(1,258)	96
Equity in (loss) earnings of unconsolidated investments	(416)	443	U
Miscellaneous, net	457	294	55

	(2,351)	(410)	U

Loss from continuing operations before benefit for income taxes	(5,204)	(16,195)	68
Income tax benefit	2,018	8,051	(75)

Loss from continuing operations	(3,186)	(8,144)	61
Discontinued operations, net of income taxes:
Earnings (loss) from operations	1	(524)	F

Net loss	$(3,185)	$(8,668)	63

Net loss per common share data:
Basic
Loss from continuing operations	$(0.19)	$(0.60)	68
Discontinued operations	—	(0.04)	F

Net loss	$(0.19)	$(0.64)	70

Diluted
Loss from continuing operations	$(0.19)	$(0.60)	68
Discontinued operations	—	(0.04)	F

Net loss	$(0.19)	$(0.64)	70

Weighted average shares outstanding:
Basic	16,358	13,609
Diluted	16,358	13,609

NM: Not meaningful	U: >100% unfavorable	F: >100% favorable

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CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended March 31, 2011, and 2010

(in thousands, except per common share data)

	Three Months Ended March 31,
	2011	2010	% Change
Net revenues from external customers:
Churchill Downs	$2,322	$2,585	(10)
Arlington Park	9,348	9,836	(5)
Calder	2,668	2,973	(10)
Fair Grounds	17,290	17,620	(2)

Total Racing Operations	31,628	33,014	(4)
Online Business	36,803	18,295	F
Gaming	59,087	33,748	75
Other Investments	3,965	100	F
Corporate	71	7	F

Net revenues	$131,554	$85,164	54

Intercompany net revenues:
Churchill Downs	$148	$108	37
Arlington Park	533	424	26
Calder	61	24	F
Fair Grounds	778	539	44

Total Racing Operations	1,520	1,095	39
Online Business	196	164	20
Other Investments	599	373	61
Eliminations	(2,315)	(1,632)	(42)

Intercompany net revenues	$—	$—	—

Reconciliation of Segment EBITDA to net loss:
Racing Operations	$(12,638)	$(12,863)	2
Online Business	7,545	3,995	89
Gaming	17,533	4,939	F
Other Investments	(92)	218	U
Corporate	(1,174)	(1,312)	(11)

Total EBITDA	11,174	(5,023)	F
Depreciation and amortization	(13,986)	(10,025)	(40)
Interest income (expense), net	(2,392)	(1,147)	U
Income tax benefit	2,018	8,051	75

Loss from continuing operations	(3,186)	(8,144)	61
Discontinued operations, net of income taxes	1	(524)	F

Net loss	$(3,185)	$(8,668)	63

NM: Not meaningful	U: >100% unfavorable	F: >100% favorable

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CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended March 31, 2011 and 2010

(in thousands, except per common share data)

	Three Months Ended March 31,		Change
	2011	2010	$	%
Management fee (expense) income:
Racing Operations	$(1,462)	$(2,445)	$(983)	-40%
Online Business	(1,632)	(1,386)	246	18%
Gaming	(2,607)	(1,998)	609	30%
Other Investments	(201)	(36)	165	U
Corporate	5,902	5,865	(37)	-1%

Total management fees	$—	$—	$—	—

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CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended March 31, 2010

(in thousands, except per common share data)

	Three Months Ended March 31, 2010
	Previously Reported	Revised	Effect of Change

Net revenues from external customers:
Churchill Downs	$2,140	$2,585	$445
Arlington Park	9,038	9,836	798
Calder	2,950	2,973	23
Fair Grounds	16,527	17,620	1,093

Total Racing Operations	30,655	33,014	2,359
Online Business	17,957	18,295	338
Gaming	26,332	33,748	7,416
Other Investments	99	100	1
Corporate	7	7	—

Net revenues from external customers	$75,050	$85,164	$10,114

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CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$27,348	$26,901
Restricted cash	54,956	61,891
Accounts receivable, net	15,143	33,307
Deferred income taxes	16,136	16,136
Income taxes receivable	6,504	11,674
Other current assets	25,215	20,086

Total current assets	145,302	169,995

Property and equipment, net	501,977	507,476
Goodwill	214,318	214,528
Other intangible assets, net	110,409	113,436
Other assets	11,864	12,284

Total assets	$983,870	$1,017,719

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,240	$47,703
Bank overdraft	1,597	5,660
Purses payable	9,075	12,265
Accrued expenses	45,050	49,754
Dividends payable	—	8,165
Deferred revenue	50,127	24,512
Deferred riverboat subsidy	42,395	40,492

Total current liabilities	194,484	188,551

Long-term debt	222,871	265,117
Convertible note payable, related party	15,180	15,075
Other liabilities	18,887	17,775
Deferred revenue	16,679	15,556
Deferred income taxes	9,431	9,431

Total liabilities	477,532	511,505

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 16,703 shares issued March 31, 2011 and 16,571 shares issued at December 31, 2010	239,812	236,503
Retained earnings	266,526	269,711

Total shareholders’ equity	506,338	506,214

Total liabilities and shareholders’ equity	$983,870	$1,017,719

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CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three months ended March 31, 2011 and 2010

(in thousands)

	2011	2010
Cash flows from operating activities:
Net loss	$(3,185)	$(8,668)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,986	10,025
Asset impairment loss	60	298
Equity in loss (gain) of unconsolidated investments	416	(443)
Unrealized gain on derivative instruments	(204)	(204)
Share-based compensation	1,531	801
Other	271	511
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions:
Restricted cash	6,547	4,995
Accounts receivable	10,451	5,529
Other current assets	(5,129)	(9,016)
Accounts payable	(420)	(882)
Purses payable	(3,189)	(1,633)
Accrued expenses	(4,703)	210
Deferred revenue	37,774	30,442
Income taxes receivable and payable	5,163	(9,815)
Other assets and liabilities	1,106	(877)

Net cash provided by operating activities	60,475	21,273

Cash flows from investing activities:
Additions to property and equipment	(5,517)	(18,963)
Proceeds on sale of property and equipment	46	13
Change in deposit wagering asset	388	(557)

Net cash used in investing activities	(5,083)	(19,507)

Cash flows from financing activities:
Borrowings on bank line of credit	72,436	50,112
Repayments on bank line of credit	(114,683)	(40,915)
Change in book overdraft	(4,064)	(475)
Payment of dividends	(8,165)	(6,777)
Repurchase of common stock	(151)	(48)
Change in deposit wagering liability	(318)	54

Net cash (used in) provided by financing activities	(54,945)	1,951

Net increase in cash and cash equivalents	447	3,717
Cash and cash equivalents, beginning of period	26,901	13,643

Cash and cash equivalents, end of period	$27,348	$17,360

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